UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _______________________________________________

FORM 8-K

CURRENT REPORT

 _______________________________________________

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

 _______________________________________________

Date of Report (Date of earliest event reported):  November 17, 2020 (November 16, 2020)

TERMINIX GLOBAL HOLDINGS, INC.

(Exact name of each registrant as specified in its charter)

Delaware	001-36507	20-8738320
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

150 Peabody Place, Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 597-1400

(Each registrant’s telephone number, including area code)

 _______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common, par value $0.01	TMX	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.02 Termination of a Material Definitive Agreement.

On November 16, 2020, Terminix Global Holdings, Inc. (the “Company” or “Terminix”) used a portion of the proceeds from the sale of ServiceMaster Brands and retired all $750 million of its existing 5.125% Senior Notes due 2024 (the “Notes”), plus applicable accrued interest. The Notes were issued under an Indenture, as amended by the First Supplemental Indenture, both dated as of November 8, 2016 (collectively, the “Indenture”), among The Terminix Company, LLC (f/k/a The ServiceMaster Company, LLC), the subsidiary guarantors named therein, and Wilmington Trust, National Association, as trustee. A description of the material terms of the Indenture was previously disclosed in the Company’s Current Report on Form 8-K, filed on November 10, 2016, which description is incorporated herein by reference. In conjunction with the retirement of the Notes, the Company paid a prepayment penalty of approximately $19 million to bondholders pursuant to the terms of the Indenture.

Item 7.01 Regulation FD Disclosure.

As previously disclosed in the Company’s third-quarter earnings release, dated November 5, 2020, after repayment of the Notes and the payment of the estimated taxes on the sale of ServiceMaster Brands on or around December 15, 2020, the Company expects to add approximately $347 million in available cash to the balance sheet from the remaining proceeds of the sale of ServiceMaster Brands, resulting in a net debt to Adjusted EBITDA ratio of less than 1.0x, calculated as follows:

(In millions)	September 30, 2020	xEBITDA	SMB Sale	Projected	xEBITDA
Operating cash	$288		$347	$635
Revolving credit facility maturing 2024 ($400M)	—		—	—
Senior secured term loan facility maturing in 2026 (fixed at 3.365%)(1)	546		—	546
Vehicle finance leases	93		—	93
Total senior secured debt	639	1.91x	—	639	1.91x
Net senior secured debt	351	1.05x	(347)	4	0.01x
5.125% notes maturing in 2024(1)	750		(750)	—
7.45% notes maturing in 2027(1)	186		—	186
7.25% notes maturing in 2038(1)	49		—	49
Acquisition debt	82		—	82
Total debt	1,706	5.10x	(750)	956	2.86x
Net total debt	$1,418	4.24x	$(1,097)	$321	0.96x
LTM Adjusted EBITDA (September 30, 2020)(2)	$335		$—	$335

________________________________

(1)Debt shown at face value, gross of debt issuance costs and original issue discounts of approximately $41 million.

(2)LTM Adjusted EBITDA (September 30, 2020) represents 2020 year to date September 30, 2020 Adjusted EBITDA of $277 million, plus fourth quarter 2019 Terminix segment Adjusted EBITDA of $58 million.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished, not filed, in accordance with the provisions of General Instruction B.2 of Form 8-K. Accordingly, the information in Item 7.01 herein will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

 (d)           Exhibits

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERMINIX GLOBAL HOLDINGS, INC.
(Registrant)

November 17, 2020	By:	/s/ Anthony D. DiLucente
Anthony D. DiLucente
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

4